Exhibit 99.1

Immediate Release
Contact: Patrick Nolan
248.754.0884

BorgWarner Reports Third Quarter 2023 Results,
Announces Additional eProduct Awards Across Portfolio

Auburn Hills, Michigan, November 2, 2023 – BorgWarner Inc. (NYSE: BWA) today reported third quarter results.

Charging Forward Update:
•BorgWarner expects its 2023 eProduct sales to be $2.0 billion to $2.1 billion, up from approximately $1.5 billion in 2022.
•BorgWarner has signed an agreement with a major North American OEM to supply its bi-directional 800V Onboard Charger (OBC) for use on the automaker’s premium passenger car battery electric vehicle (BEV) platforms. This marks BorgWarner’s first OBC win in North America and its first major eProduct award with this customer, with start of production expected to be in 2027.
•BorgWarner has been awarded increased business by a premium European OEM to supply additional Combined Inverter and DC/DC Converters (CIDD), for use in the customer’s all-wheel-drive B- and C-segment hybrid applications. Start of production of this program is expected to be in 2025.
•BorgWarner has solidified an agreement with a major, global OEM to supply its 400V high voltage coolant heaters (HVCH) for the automaker’s European light vehicle program. Start of production of this program is expected to be in 2026.
•BorgWarner has an agreement to supply inverters for Volvo Cars’ Next-Generation Electric Vehicles. This inverter uses 750V silicon carbide MOSFET dies.
•BorgWarner announced that the Science Based Targets initiative (SBTi) has validated its targets to reduce absolute Scope 1 and 2 greenhouse gas (GHG) emissions 85% by 2030 from a 2021 base year and to reduce absolute Scope 3 GHG emissions 25% by 2030 from a 2021 base year.

Third Quarter Highlights (continuing operations basis):
•U.S. GAAP net sales of $3,622 million, an increase of 12% compared with third quarter 2022.
◦Excluding the impact of foreign currencies and the acquisitions of Drivetek and SSE, organic sales were up 11% compared with the third quarter 2022.
•U.S. GAAP net earnings of $0.37 per diluted share.
◦Excluding $(0.61) per diluted share related to non-comparable items (detailed in the table below), adjusted net earnings were $0.98 per diluted share.
•U.S. GAAP operating income of $272 million, or 7.5% of net sales.
◦ Excluding $77 million of pretax expenses related to non-comparable items, adjusted operating income was $349 million, or 9.6% of net sales.
•Net cash generated by operating activities of $221 million.

◦ Free cash flow of $36 million.

Financial Results (continuing operations basis):
The Company believes the following table is useful in highlighting non-comparable items that impacted its U.S. GAAP net earnings per diluted share. The Company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, other gains and losses not reflective of the Company’s ongoing operations, and related tax effects.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Earnings per diluted share	$0.37	$0.73	$2.06	$1.95

Non-comparable items:
Merger, acquisition and divestiture expense, net	0.01	0.01	0.05	0.07
Restructuring expense	0.17	0.02	0.21	0.17
Service and lease agreement termination	—	—	0.03	—
Gain on debt extinguishment	(0.09)	—	(0.09)	—
Loss (gain) on sale of business	—	0.03	(0.02)	(0.05)
Gain on sale of assets	(0.03)	—	(0.04)
Other non-comparable items	0.05	(0.01)	0.06	(0.03)
Realized and unrealized loss (gain) on debt and equity securities	0.32	—	0.55	0.11
Corporate synergy from spin-off	—	0.02	0.03	0.05
Tax adjustments	0.18	—	—	(0.04)

Adjusted earnings per diluted share	$0.98	$0.80	$2.84	$2.23

Net sales were $3,622 million for the third quarter 2023, an increase of 12% compared with net sales of $3,226 million for the third quarter 2022, primarily due to increased demand for the Company’s products and recoveries from the Company’s customers of material cost inflation. Net earnings for the third quarter 2023 were $87 million, or $0.37 per diluted share, compared with net earnings of $173 million, or $0.73 per diluted share, for the third quarter 2022. Adjusted net earnings per diluted share for the third quarter 2023 were $0.98, up from adjusted net earnings per diluted share of $0.80 for the third quarter 2022. Adjusted net earnings for the third quarter 2023 excluded net non-comparable items of $(0.61) per diluted share, while adjusted net earnings for the third quarter 2022 excluded net non-comparable items of $(0.07) per diluted share. These items are listed in the table above, which is provided by the Company for comparison with other results and the most directly comparable U.S. GAAP measures. The increase in adjusted net earnings was primarily due to the benefit of higher sales (including customer recoveries), partially offset by higher input costs due to inflation.

Full Year 2023 Guidance: The Company has updated full year sales, margin and EPS guidance. The Company’s guidance and comparable 2022 sales reflect its continuing operations. Net sales for 2023 are expected to be in the range of $14.1 billion to $14.3 billion, compared with 2022 sales of approximately $12.6 billion. This implies a year-over-year increase in organic sales of 12% to 14%. Foreign currencies are expected to result in a year-over-year decrease in sales of approximately $110 million primarily due to the weakening of the Chinese Renminbi against the U.S. dollar, partially offset by the strengthening of the Euro against the U.S. dollar. The acquisitions of Santroll’s light vehicle eMotor business, Rhombus Energy Solutions, Drivetek and SSE are expected to increase year-over-year sales by an aggregate of approximately $63 million.

Operating margin for the full year is expected to be in the range of 8.1% to 8.2%. Excluding the impact of non-comparable items, adjusted operating margin is expected to be in the range of 9.4% to 9.6%. Net earnings are expected to be within a range of $2.65 to $2.81 per diluted share. Excluding the impact of non-comparable items, adjusted net earnings are expected to be within a range of $3.60 to $3.80 per diluted share. Full-year operating cash is expected to be in the range of $1,200 million to $1,250 million, while free cash flow is expected to be in the range of $400 million to $450 million.

At 9:30 a.m. ET today, a brief conference call concerning third quarter 2023 results and guidance will be webcast at: https://www.borgwarner.com/investors. Additionally, an earnings call presentation will be available at https://www.borgwarner.com/investors.

For more than 130 years, BorgWarner Inc. (NYSE: BWA) has been a transformative global product leader bringing successful mobility innovation to market. Today, we’re accelerating the world’s transition to eMobility -- to help build a cleaner, healthier, safer future for all.

# # #

Forward-Looking Statements: This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act (the “Act”) that are based on management's current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact contained or incorporated by reference in this press release, that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. Accounting estimates, such as those described under the heading “Critical Accounting Policies and Estimates” in Item 7 of our most recently-filed Annual Report on Form 10-K (“Form 10-K”), are inherently forward-looking. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. Forward-

looking statements are not guarantees of performance, and the Company’s actual results may differ materially from those expressed, projected, or implied in or by the forward-looking statements.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include challenges we will face as we seek to achieve our environmental, social, and governance targets, including Scope 1, 2, and 3 emissions, supply disruptions impacting us or our customers, such as the current shortage of semiconductor chips that has impacted original equipment manufacturer (“OEM”) customers and their suppliers, including us; commodity availability and pricing, and an inability to achieve expected levels of recoverability in commercial negotiations with customers concerning these costs; competitive challenges from existing and new competitors including OEM customers; the challenges associated with rapidly changing technologies, particularly as they relate to electric vehicles, and our ability to innovate in response; the difficulty in forecasting demand for electric vehicles and our electric vehicles revenue growth; potential disruptions in the global economy caused by Russia’s invasion of Ukraine; the ability to identify targets and consummate acquisitions on acceptable terms; failure to realize the expected benefits of acquisitions on a timely basis; the possibility that our recently-completed tax-free spin-off of our former Fuel Systems and Aftermarket segments into a separate publicly traded company will not achieve its intended benefits; the failure to promptly and effectively integrate acquired businesses; the potential for unknown or inestimable liabilities relating to the acquired businesses; our dependence on automotive and truck production and is highly cyclical and subject to disruptions; our reliance on major OEM customers; the extent, duration, and impact of the current and any future strikes involving some of our OEM customers and any actions such OEM customers take in response; fluctuations in interest rates and foreign currency exchange rates; our dependence on information systems; the uncertainty of the global economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims, or governmental investigations, including related litigation; future changes in laws and regulations, including, by way of example, taxes and tariffs, in the countries in which we operate; impacts from any potential future acquisition or disposition transactions; and the other risks, noted in reports that we file with the Securities and Exchange Commission, including Item 1A, “Risk Factors” in our most recently-filed Form 10-K and/or Quarterly Report on Form 10-Q. We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this press release to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.

BorgWarner Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$3,622	$3,226	$10,676	$9,318
Cost of sales	2,970	2,619	8,767	7,588
Gross profit	652	607	1,909	1,730
Gross margin	18.0%	18.8%	17.9%	18.6%

Selling, general and administrative expenses	330	325	963	951
Restructuring expense	56	5	68	42
Other operating (income) expense, net	(6)	12	(1)	(7)
Operating income	272	265	879	744

Equity in affiliates’ earnings, net of tax	(10)	(5)	(23)	(21)
Realized and unrealized loss (gain) on debt and equity securities	60	(1)	129	27
Interest (income) expense, net	(19)	12	3	41
Other postretirement expense (income)	3	(1)	8	(2)
Earnings from continuing operations before income taxes and noncontrolling interest	238	260	762	699

Provision for income taxes	133	68	230	177
Net earnings from continuing operations	105	192	532	522
Net (loss) earnings from discontinued operations	(37)	100	(12)	225
Net earnings	68	292	520	747
Net earnings from continuing operations attributable to noncontrolling interest, net of tax	18	19	49	58
Net earnings from discontinued operations attributable to noncontrolling interest, net of tax	—	—	—	—
Net earnings attributable to BorgWarner Inc.	$50	$273	$471	$689

Amounts attributable to BorgWarner Inc.:
Net earnings from continuing operations	$87	$173	$483	$464
Net (loss) earnings from discontinued operations	(37)	100	(12)	225
Net earnings attributable to BorgWarner Inc.	$50	$273	$471	$689

Earnings per share from continuing operations — basic	$0.37	$0.74	$2.07	$1.96
Earnings per share from discontinued operations — basic	(0.16)	0.43	(0.05)	0.95
Earnings per share attributable to BorgWarner Inc. — basic	$0.21	$1.17	$2.02	$2.91

Earnings per share from continuing operations — diluted	$0.37	$0.73	$2.06	$1.95
Earnings per share from discontinued operations — diluted	(0.16)	0.42	(0.05)	0.95
Earnings per share attributable to BorgWarner Inc. — diluted	$0.21	$1.15	$2.01	$2.90

Weighted average shares outstanding:
Basic	233.4	234.3	233.2	236.5
Diluted	235.3	235.6	234.6	237.5

BorgWarner Inc.
Net Sales by Reportable Segment (Unaudited)*
(in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Air Management	$1,945	$1,843	$5,951	$5,328
Drivetrain & Battery Systems	1,145	954	3,218	2,745
ePropulsion	571	489	1,624	1,361
Inter-segment eliminations	(39)	(60)	(117)	(116)
Net sales	$3,622	$3,226	$10,676	$9,318

Segment Adjusted Operating Income (Loss) (Unaudited)*
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Air Management	$294	$291	$884	$793
Drivetrain & Battery Systems	147	103	400	330
ePropulsion	(20)	(33)	(74)	(89)
Segment Adjusted Operating Income	421	361	1,210	1,034
Corporate, including stock-based compensation	72	61	194	198
Restructuring expense	56	5	68	42
Intangible asset amortization expense	17	16	51	52
Merger and acquisition expense, net	3	5	22	13
Service and lease agreement termination	—	—	9	—
Loss (gain) on sale of business	—	9	(5)	(15)
Gain on sale of assets	(7)	—	(13)	—
Other non-comparable items	8	—	5	—
Equity in affiliates’ earnings, net of tax	(10)	(5)	(23)	(21)
Realized and unrealized loss (gain) on debt and equity securities	60	(1)	129	27
Interest (income) expense, net	(19)	12	3	41
Other postretirement expense (income)	3	(1)	8	(2)
Earnings from continuing operations before income taxes and noncontrolling interest	238	260	762	699
Provision for income taxes	133	68	230	177
Net earnings from continuing operations	105	192	532	522
Net earnings from continuing operations attributable to noncontrolling interest, net of tax	18	19	49	58
Net earnings attributable to BorgWarner Inc.	$87	$173	$483	$464
____________________________

*
In the first quarter of 2023, the Company elected to disaggregate the former e-Propulsion & Drivetrain reportable segment into two separate reportable segments of Drivetrain & Battery Systems and ePropulsion. Additionally, in the fourth quarter of 2022, the Company moved its battery systems business, previously reported in its Air Management segment, to the e-Propulsion & Drivetrain segment. The reportable segment disclosures have been updated accordingly which included recasting prior period information for the new reporting structures.

BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions)

	September 30, 2023	December 31, 2022
ASSETS
Cash, cash equivalents and restricted cash	$949	$1,083
Receivables, net	3,351	2,471
Inventories, net	1,328	1,217
Prepayments and other current assets	272	230
Current assets of discontinued operations	—	1,616
Total current assets	5,900	6,617

Property, plant and equipment, net	3,569	3,426
Other non-current assets	4,635	4,905
Non-current assets of discontinued operations	—	2,046
Total assets	$14,104	$16,994

LIABILITIES AND EQUITY
Notes payable and other short-term debt	$63	$60
Accounts payable	2,396	2,146
Other current liabilities	1,114	1,084
Current liabilities of discontinued operations	—	946
Total current liabilities	3,573	4,236

Long-term debt	3,665	4,140
Other non-current liabilities	859	815
Non-current liabilities of discontinued operations	—	295
Total liabilities	8,097	9,486

Total BorgWarner Inc. stockholders’ equity	5,768	7,224
Noncontrolling interest	239	284
Total equity	6,007	7,508
Total liabilities and equity	$14,104	$16,994

BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)
	Nine Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES OF CONTINUING OPERATIONS
Net cash provided by operating activities from continuing operations	$510	$552
INVESTING ACTIVITIES OF CONTINUING OPERATIONS
Capital expenditures, including tooling outlays	(624)	(427)
Payments for businesses acquired, net of cash acquired	(31)	(288)
Proceeds from settlement of net investment hedges, net	25	40
Proceeds from investments in debt and equity securities, net	63	27
Proceeds from the sale of business, net	—	25
Proceeds from asset disposals and other, net	29	16
Net cash used in investing activities from continuing operations	(538)	(607)

FINANCING ACTIVITIES OF CONTINUING OPERATIONS
Net increase in notes payable	3	—
Additions to debt	4	2
Repayments of debt, including current portion	(444)	(9)
Payments for debt issuance costs	(3)	—
Payments for purchase of treasury stock	—	(240)
Payments for stock-based compensation items	(25)	(18)
Payments for contingent consideration	(23)	—
Purchase of noncontrolling interest	(15)	(56)
Net distribution from PHINIA	401	—
Dividends paid to BorgWarner stockholders	(105)	(121)
Dividends paid to noncontrolling stockholders	(71)	(48)
Net cash used in financing activities from continuing operations	(278)	(490)
CASH FLOWS FROM DISCONTINUED OPERATIONS
Operating activities of discontinued operations	(66)	127
Investing activities of discontinued operations	(86)	(79)
Financing activities of discontinued operations	84	(3)
Net cash (used in) provided by discontinued operations	(68)	45
Effect of exchange rate changes on cash	(15)	(103)
Net decrease in cash, cash equivalents and restricted cash	(389)	(603)
Cash, cash equivalents and restricted cash at beginning of year	1,338	1,844
Cash, cash equivalents and restricted cash at end of period	$949	$1,241
Less: Cash, cash equivalents and restricted cash of discontinued operations at end of period	$—	$172
Cash, cash equivalents and restricted cash of continuing operations at end of period	$949	$1,069

Supplemental Information (Unaudited)
(in millions)
	Nine Months Ended September 30,
	2023	2022
Depreciation and tooling amortization	$376	$360
Intangible asset amortization	$51	$52

Non-GAAP Financial Measures
This press release contains information about BorgWarner’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures below and in the Financial Results table above. The provision of these comparable GAAP financial measures for 2023 is not intended to indicate that BorgWarner is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures as presented by BorgWarner may not be comparable to similarly titled measures reported by other companies.

Adjusted Operating Income and Adjusted Operating Margin
The Company defines adjusted operating income as operating income adjusted to exclude the impact of restructuring expense, merger, acquisition and divestiture expense, intangible asset amortization expense, other net expenses, discontinued operations, and other gains and losses not reflective of the Company’s ongoing operations. Adjusted operating margin is defined as adjusted operating income divided by net sales.

Adjusted Net Earnings
The Company defines adjusted net earnings as net earnings attributable to BorgWarner Inc. adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, and other gains and losses not reflective of the Company’s ongoing operations, and related tax effects. The impact of intangible asset amortization expense will continue to be included in adjusted net earnings.

Adjusted Earnings per Diluted Share
The Company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, other gains and losses not reflective of the Company's ongoing operations, and related tax effects. The impact of intangible asset amortization expense continues to be included in adjusted earnings per share.

Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities minus capital expenditures and is useful to both management and investors in evaluating the Company’s ability to service and repay its debt.

Organic Net Sales Change
The Company defines organic net sales changes as net sales change year over year excluding the estimated impact of foreign exchange (FX) and the acquisitions of Santroll’s light vehicle eMotor business, Rhombus Energy Solutions, Drivetek and the electric vehicle solution, smart grid and smart energy businesses of Hubei Surpass Sun Electric.

Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Net sales	$3,622	$3,226	$10,676	$9,318

Operating income	$272	$265	$879	$744
Operating margin	7.5%	8.2%	8.2%	8.0%

Non-comparable items:
Restructuring expense	$56	$5	$68	$42
Intangible asset amortization expense	17	16	51	52
Merger and acquisition expense, net	3	5	22	13
Corporate synergy from spin-off	—	5	10	15
Service and lease agreement termination	—	—	9	—
Loss (gain) on sale of business	—	9	(5)	(15)
Gain on sale of assets	(7)	—	(13)	—
Other non-comparable items	8	—	5	—
Adjusted operating income	$349	$305	$1,026	$851
Adjusted operating margin	9.6%	9.5%	9.6%	9.1%

Free Cash Flow Reconciliation (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities from continuing operations	$221	N/A	$510	N/A
Capital expenditures, including tooling outlays	(185)	N/A	(624)	N/A
Free cash flow	$36	N/A	$(114)	N/A

Third Quarter 2023 Organic Net Sales Change (Unaudited)
(in millions)	Q3 2022 Net Sales	FX	Acquisition Impact	Organic Net Sales Change	Q3 2023 Net Sales	Organic Net Sales Change %
Air Management	$1,843	$45	$8	$49	$1,945	2.7%
Drivetrain & Battery Systems	954	12	—	179	1,145	18.8%
ePropulsion	489	(13)	—	95	571	19.4%
Inter-segment eliminations	(60)	—	—	21	(39)	—
Net sales	$3,226	$44	$8	$344	$3,622	10.7%

Year to Date 2023 Organic Net Sales Change (Unaudited)
(in millions)	Q3 2022 YTD Net Sales	FX	Acquisition Impact	Organic Net Sales Change	Q3 2023 YTD Net Sales	Organic Net Sales Change %
Air Management	$5,328	$(44)	$23	$644	$5,951	12.1%
Drivetrain & Battery Systems	2,745	(31)	—	504	3,218	18.4%
ePropulsion	1,361	(46)	25	284	1,624	20.9%
Inter-segment eliminations	(116)	—	—	(1)	(117)	—
Net sales	$9,318	$(121)	$48	$1,431	$10,676	15.4%

Adjusted Operating Income and Adjusted Operating Margin Guidance Reconciliation From Continuing Operations (Unaudited)
	Full-Year 2023 Guidance
(in millions)	Low		High
Net sales	$14,100		$14,300

Operating income	1,140	1,161	1,175
Operating margin	8.1%		8.2%

Non-comparable items:
Restructuring expense	$95		$100
Intangible asset amortization expense	67		67
Merger and acquisition expense, net	22		27
Corporate synergy from spin-off	10		10
Service and lease agreement termination	9		9
Gain on sale of business	(5)		(5)
Gain on sale of asset	(13)		(13)
Other non-comparable items	5		5
Adjusted operating income	$1,330		$1,375
Adjusted operating margin	9.4%		9.6%

Adjusted Earnings Per Diluted Share Guidance Reconciliation From Continuing Operations (Unaudited)
	Full-Year 2023 Guidance
	Low	High
Earnings per Diluted Share from Continuing Operations	$2.65	$2.81

Non-comparable items:
Merger and acquisition expense, net	0.09	0.11
Restructuring expense	0.29	0.31
Unrealized loss on debt and equity securities	0.55	0.55
Service and lease agreement termination	0.03	0.03
Gain on sale of business	(0.02)	(0.02)
Gain on sale of asset	(0.04)	(0.04)
Other non-comparable items	0.02	0.02
Corporate synergy from spin-off	0.03	0.03
Adjusted Earnings per Diluted Share from Continuing Operations	$3.60	$3.80

Free Cash Flow Guidance Reconciliation From Continuing Operations (Unaudited)
	Full-Year 2023 Guidance
(in millions)	Low	High
Net cash provided by operating activities	$1,200	$1,250
Capital expenditures, including tooling outlays	(800)	(800)
Free cash flow	$400	$450

Full Year 2023 Organic Net Sales Change Guidance Reconciliation From Continuing Operations (Unaudited)
(in millions)	FY 2022 Net Sales	Discontinued Operations Impact	FY 2022 Net Sales Continuing Operations Basis	FX	FY 2023 Acquisition Impact	Organic Net Sales Change	FY 2023 Net Sales	Organic Net Sales Change %
Low	$15,801	$(3,166)	$12,635	$(110)	$63	$1,512	$14,100	12.0%
High	$15,801	$(3,166)	$12,635	$(110)	$63	$1,712	$14,300	13.5%

BorgWarner Continuing Operations Basis
Historical Information

On July 3, 2023, BorgWarner completed the previously announced spin-off of its Fuel Systems and Aftermarket segments in a transaction intended to qualify as tax-free to the Company’s stockholders for U.S. federal income tax purposes, which was accomplished by the distribution of 100% of the outstanding common stock of PHINIA, Inc. (“PHINIA”) to holders of record of common stock of the Company on a pro rata basis. The historical results of operations and the financial position of PHINIA for periods prior to the spin-off are presented as discontinued operations in the Company’s financial statements. For informational purposes only, in the following tables, the Company provides unaudited, continuing operations financial information as if the spin-off had occurred on January 1, 2022, in that they reflect the removal of PHINIA results for all periods presented.

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BorgWarner Continuing Operations (Unaudited)
	2022
(in millions)	Three Months Ended March 31, 2022	Three Months Ended June 30, 2022	Three Months Ended September 30, 2022	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Revenue
Air Management	$1,781	$1,704	$1,843	$1,809	$7,137
Drivetrain & Battery Systems	895	896	954	990	3,735
ePropulsion	440	432	489	545	1,906
Inter-segment eliminations	(37)	(19)	(60)	(27)	(143)
Net Sales	$3,079	$3,013	$3,226	$3,317	$12,635

Cost of sales	2,504	2,465	2,619	2,678	10,266
Gross Profit	575	548	607	639	2,369
Gross Margin	18.7%	18.2%	18.8%	19.3%	18.7%

Selling, general and administrative expenses	306	320	325	339	1,290
Restructuring expense	13	24	5	6	48
Other operating expense, net	(14)	(5)	12	29	22
Operating income	270	209	265	265	1,009

Non-comparable items	24	43	40	59	166

Adjusted Operating Income
Air Management	$252	$249	$291	$320	$1,112
Drivetrain & Battery Systems	114	114	103	90	421
ePropulsion	(14)	(43)	(33)	6	(84)
Corporate & Non-Operating	(58)	(68)	(56)	(92)	(274)
Adjusted Operating Income	$294	$252	$305	$324	$1,175

Equity in affiliates’ earnings, net of tax	(5)	(11)	(5)	(7)	(28)
Realized and unrealized loss (gain) on debt and equity securities	39	(11)	(1)	46	73
Other postretirement (income) expense	(1)	—	(1)	2	—
Interest expense, net	15	14	12	10	51
Provision for income taxes	69	40	68	18	195
Net earnings attributable to noncontrolling interest, net of tax	23	16	19	24	82

Net earnings attributable to BorgWarner Inc.	$130	$161	$173	$172	$636

Weighted average shares outstanding	239.0	238.0	235.6	234.5	236.8

Earnings per share - diluted	$0.54	$0.68	$0.73	$0.73	$2.68

Other non-comparable items	$0.19	$0.02	$0.07	$0.13	$0.41

Continuing operations adjusted earnings per diluted share	$0.73	$0.70	$0.80	$0.86	$3.09

BorgWarner Continuing Operations (Unaudited)
	2023
(in millions)	Three Months Ended March 31, 2023	Three Months Ended June 30, 2023
Revenue
Air Management	$1,979	$2,027
Drivetrain & Battery Systems	956	1,117
ePropulsion	487	566
Inter-segment eliminations	(39)	(39)
Net Sales	$3,383	$3,671

Cost of sales	2,805	2,992
Gross profit	578	679
Gross margin	17.1%	18.5%

Selling, general and administrative expenses	301	332
Restructuring expense	3	9
Other operating expense, net	1	4
Operating income	273	334

Non-comparable items	34	37

Adjusted Operating Income
Air Management	$284	$306
Drivetrain & Battery Systems	113	141
ePropulsion	(35)	(20)
Corporate & Non-Operating	(55)	(56)
Adjusted Operating Income	$307	$371

Equity in affiliates’ earnings, net of tax	(2)	(11)
Realized & Unrealized loss (gain) on debt and equity securities	15	54
Other postretirement expense	2	3
Interest expense, net	10	12
Provision for income taxes	67	30
Net earnings attributable to noncontrolling interest, net of tax	13	18

Net earnings attributable to BorgWarner Inc.	$168	$228

Weighted average shares outstanding	234.4	234.4

Earnings per share - diluted	$0.72	$0.97

Other non-comparable items	$0.11	$0.07

Continuing operations adjusted earnings per diluted share	$0.83	$1.04